                                                                   EXHIBIT 10.21

                             MERCHANDISING AGREEMENT

AGREEMENT made between Victory Distribution, Inc. ("Grantor") and Stalwart Productions, Inc. ("Distributor") in connection with the forthcoming production of the television series (the "Series") for PBS entitled DOOLEY (the "Property") with respect to certain merchandising and licensing rights.

1.     LICENSE:

       (a) Grant of License: Grantor grants to Distributor for the term of this Agreement, subject to the terms and conditions herein contained, and Distributor hereby accepts, the exclusive right, license and privilege to market and exploit the merchandising and licensing rights in and to the Property (the "M&L Property Rights"), including the names, characters, artists' portrayal of characters, likenesses and visual representations as included in the Property solely and only in connection with the procurement of licensing agreements with third parties for the manufacture, advertising, distribution and sale of certain articles ("Licensed Product") as shall be pre-approved by Grantor from time-to-time as described below under the terms and conditions stated herein. Distributor agrees that it will not utilize the Property in any manner not specifically authorized by this Agreement.

       (b) Grant Exceptions: The M&L Property Rights granted to Distributor hereunder are limited solely to the specific rights referred to in subparagraph
(a) above, with all other rights of every kind and nature being reserved by Grantor. Distributor's M&L Property Rights do not include the rights granted to Time Warner Entertainment Company, L.P. ("WB Toys") under an agreement dated January 1, 1999 between Grantor's predecessor-in-interest, Lightpoint Entertainment, Inc. and WB Toys, a copy of which has been provided to Distributor, receipt of which is hereby acknowledged; nor for on-site sales in themes parks owned or controlled by The Walt Disney Company ("Disney") or Universal Studios ("Universal"), or for Grantor's promotional purposes. Distributor acknowledges that M&L Property Rights have previously been granted in Asia (the "Asian agreement") and Distributor's rights hereunder are subject to such Asian agreement, a copy of which has been provided to Distributor, receipt of which is hereby acknowledged. Distributor further acknowledges that Grantor reserves the right to dispute the terms and conditions of the Asian agreement and that, if such agreement is modified, Distributor shall then succeed to such modified rights in Asia, which rights shall be subject to all other terms and conditions of this agreement. Grantor hereby reserves for itself all premium rights in the Property. For purposes of this Agreement, premium rights shall mean use of the Property in such manner as to identify it with a particular product or service other than the Licensed Products.


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                                      -2-


2. TERRITORY: The license hereby granted extends the world, subject to the limitations as described above in paragraph 1(b).

3. LICENSE PERIOD (THE "TERM"): The License granted hereunder shall continue for five (5) years commencing on July 1, 1999 and expiring on June 30, 2004, including all rights granted by Distributor to Distributor's sub-distributors and sub-agents, and all of their respective licensees. Thereafter, Distributor's M&L Property Rights shall terminate unless extended by mutual written agreement between the parties hereto. Upon termination of this Agreement and so long as Distributor has fully performed all of its obligations hereunder, Distributor shall maintain a thirty-day right of first negotiation to offer terms in writing to Grantor to extend this Agreement Term, during which thirty-day period Grantor shall not accept third party offers to distribute the Property rights as described herein. Grantor shall consider any such offer made by Distributor in good faith, but shall not be obligated to accept such offer. If the parties are unable to agree on the terms of such extention and so long as Distributor makes such an offer within the thirty-day time period, Distributor shall have the last right of refusal to match any third party offer received by Distributor within ninety (90) days from the date of expiration of the Term of this Agreement. Distributor's right of last refusal shall in no event exceed six (6) months from the date of expiration of the Term of this Agreement.

4. EXCLUSION: Anything in this Agreement to the contrary notwithstanding, Distributor's rights hereunder shall not include the right to, and Distributor hereby warrants that it will not, use the Property for any endorsement, including but not limited to the Licensed Product(s).

5. DISTRIBUTION FEES/EXPENSES: Distributor shall be entitled to a fee equal to twenty-five percent (25)% of the Gross Receipts derived from any and all sources, under licenses granted by Distributor or Distributor's sub-distributors and sub-agents in the following territories: United States of America, Canada, Puerto Rico, Guam, and the US Virgin Islands (i.e., the total, aggregate distribution fees from said territories shall be 25%); and Distributor's fee derived from the balance of the territories of the World, shall equal to fifteen percent (15)% of Gross Receipts paid by Distributor's sub-distributors and sub-agents, so long as no such sub-distributor's or sub-agent's fee shall exceed thirty percent (30%) of such Gross Receipts. Distributor, and its sub-distributors and sub-agents shall pay all of their own expenses and no expenses from the Distributor, or from its sub-distributors or sub-agents whatsoever shall be charged back to Grantor. The term "Gross Receipts" as applied in this Agreement shall not include proceeds of any kind derived by Grantor under the agreement with WB Toys, or from any other exploitation of the Property by Grantor.

6. LOCK BOX ACCOUNT: As a material inducement to Grantor to enter into this agreement, the parties hereby agree to establish a lock box account, with a mutually accept-


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                                      -3-


able bank, with all Gross Receipts to be paid directly into such lock box account. The parties shall issue written instructions from time to time as described herein to the designated bank to make disbursements of such proceeds to Grantor and Distributor according to the terms of this Agreement. It is of the essence of this agreement that Distributor shall direct all of its licensees hereunder, and shall instruct and direct all of its sub-distributors and sub-agents to remit all monies payable with respect to the Property directly into such lock-box account.

With respect to monies derived by Grantor under the WB Toys agreement, Grantor agrees to provide WB Toys with an assignment of proceeds, under which WB Toys shall be directed to remit 12.5% of all monies payable to Grantor or to Grantor's predecessor-in-interest, Lightpoint Entertainment, Inc. under such agreement directly to Distributor; and the balance of 87.5% shall be paid directly to Grantor.

7. PERIODIC STATEMENTS: In addition to the deposit requirements described inparagraph 6, above, within thirty (30) days after the initial shipment of any Licensed Products covered by this Agreement, Distributor shall furnish to Grantor complete and accurate statements, on a monthly basis certified to be accurate by Distributor or its subdistributors, showing the number, description and sales price of the Licensed Products distributed and or sold by Distributor during the preceding month, including a statement of any returns made during the preceding month.

Such statements shall be furnished to Grantor whether or not any of the Licensed Products have been sold during the month for which such statements are due.

8. BOOKS AND RECORDS: Distributor agrees to keep accurate books of account and records covering all transactions relating to the License hereby granted and Grantor and its duly authorized representatives shall have the right upon reasonable advance notice to an examination of said books of account and records and of all other documents and material, whether in the possession or under the control of Distributor or otherwise, with respect to the subject matter and the terms of this Agreement and shall have free and full access thereto for said purpose of making extracts and or copies therefrom. All books of account and records shall be kept available for at least five (5) years after the expiration or termination of this License, and Distributor agrees to permit inspection thereof by Grantor during such five (5) year period as well. The receipt or acceptance by Grantor of any of the statements furnished pursuant to this Agreement or of any Gross Receipts deposited hereunder (or the cashing of any checks from deposits made hereunder) shall not preclude Grantor from questioning the correctness thereof at any time prior to the date five (5) years after the conclusion of the term of this Agreement, and if any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payments deposited by Distributor. Payment shall be made in United States funds. Domestic taxes payable in the Licensed Territory shall be Distributor's responsibility. If any such examination shows an un-

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                                      -4-


der-reporting and/or deposit in excess of five percent (5%) of the total amount reported and or deposited for any twelve (12) month period and if that underpayment is acknowledged by Distributor or is affirmed by litigation or arbitration, then Distributor shall pay the costs of such examination and/or litigation, including, without limitation, reasonable attorneys' fees and costs with respect thereto.

       (a) Copyright and Trademark Notices: Distributor shall cause to be imprinted irremovably and legibly on all Licensed Products and on at least the principal face of all packaging, enclosure materials and advertising materials for the Licensed Products the complete copyright and trademark notice(s) as designated by Grantor.

       (b)    Copyright Samples, Approval and Registration:

              (i) Prior to the production of any particular Licensed Product or of any packaging, enclosure, promotion and advertising therefor, Distributor shall deliver, at Distributor's expense, to Grantor the following:

              (ii) a complete set of art work and sketches and actual samples, if available of the applicable Licensed Product;

              (iii) its packaging, enclosures, promotional materials and advertising; for Grantor's written approval of the copyright and trademark form and of the manner and style of use of the Property. Once Grantor approves the trademark or copyright notice, Distributor will not deviate from the Grantor-approved notice. Distributor shall make such deliveries to Grantor each time a new Licensed Product, packaging, enclosure, promotion or advertising is to be produced. Public sale and distribution will not be made until Grantor's approval pursuant to this Subclause 8(b)(iii) is received. Promptly after the first public sale or distribution, Distributor shall deliver, at Distributor's expense, five
       (5) complete of each Licensed Product, packaging, enclosure, promotion and advertising for copyright and trademark registration at Grantor's discretion and expense; however, Grantor has no obligation to obtain such registration(s). Distributor will advise Grantor in writing of the date of first public sale and distribution. Copyrights and trademarks in all such material shall be owned by Grantor.

9. GRANTOR'S APPROVAL OF LICENSED PRODUCTS, ADVERTISING, CONTAINERS, MATERIALS, ETC.: The quality and style of the Licensed Products as well as any carton, container, packing or wrapping material shall be subject to the express written approval of Grantor prior to licensing for distribution and sale thereof by Distributor. Also, each and every tag, label, imprint or other device used in connection with any Licensed Products and all advertising, promotional or display material bearing the Property and or Li-


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                                      -5-


censed Products shall be submitted by Distributor to Grantor for express written approval prior to use by Distributor. Such approval may be granted or withheld as Grantor in its sole discretion may determine. Distributor shall, before selling or distributing any of the Licensed Products, furnish to Grantor free of cost, for its express written approval, three (3) prototype samples of (a) each Licensed Product, (b) each type of carton, container, packing and wrapping material used with each Licensed Product, (c) each and every tag, label, imprint or other device used in connection with any Licensed Product, and (d) all advertising, story board, script, promotional or display material bearing the Property and/or Licensed Products. Said samples shall be sent to Grantor by means permitting certification of receipt at the mailing address stated in the notice clause herein. After samples have been approved pursuant to this clause, Distributor shall not depart therefrom in any respect without the express prior written approval of Grantor. The prototypes shall conform to the requirements of Clause 8.

Distributor hereby agrees to comply with the merchandising consultation rights granted to South Carolina Educational Communications, Inc. ("SCEC") under an agreement dated as of September 25, 1997 between SCEC and Lightpoint Entertainment, Inc., a copy of which has been provided to Distributor, receipt of which is hereby acknowledged.

10. PROTECTION OF GRANTOR'S RIGHTS AND INTERESTS: Grantor and Distributor agree that Distributor's utilization of the Property upon or in connection with the manufacture, distribution and sale of the Licensed Products is conditioned upon Grantor's protection of its rights and obtaining the goodwill resulting from such use. Distributor agrees to protect Grantor's rights and goodwill as set forth in this Agreement.

       (a)    Good Will and Protection:

              (i) Distributor recognizes the great value of the publicity and goodwill associated with the Property and, in such connection, acknowledges that such goodwill exclusively belongs to Grantor and that the Property has acquired a secondary meaning in the mind of the purchasing public. Distributor further acknowledges that all rights in any additional material, new versions, translations, rearrangements, or other changes in the Property which may be created by or for Distributor, shall be and will remain the exclusive property of Grantor and the same shall be and will remain a part of the Property under the terms and conditions of this Agreement.

              (ii) Distributor shall assist Grantor and or Grantor's authorized agents to all reasonable extent requested by Grantor in obtaining and maintaining in Grantor's name any and all available protection of Grantor's rights in and to the Property; specifically, Distributor agrees to sign documents, give testimony, provide exhibits, provide facts and otherwise cooperate with Grantor and its agents in obtaining registrations, assignments, certificates and


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                                      -6-


       the like evidencing Grantor's rights in the Property. Pursuant to the foregoing, Distributor shall assign over to Grantor, at Grantor's request, formal and absolute title subject to the License granted herein, to any protectable new version, variation, revision, arrangement of compilation of the Property, ownership of which shall be absolute in Grantor.

              (iii) Grantor may, if it so desires, and in its reasonable discretion, commence or prosecute any claims or suits against infringement of its right in the Property and may, if it so desires, join Distributor as a party in such suit. Distributor shall notify Grantor in writing of any activities which Distributor believes to be infringements or utilization by others of the Property or articles of the same general class as the Licensed Products, or otherwise. Grantor shall have the sole right to determine whether or not any action shall be undertaken as a result of such activity and shall have sole discretion in the accommodation or settlement of any controversies relating thereto. Distributor shall not institute any suit or take any action with respect to any such infringement or imitation without first obtaining the written consent of Grantor to do so.

       (b) Indemnification By Distributor: For purposes of this Subclause 10(b) "Indemnified Parties" refer to Grantor, and (name of copyright owner if other than Grantor), their parents, subsidiaries and affiliates, and co-producers and co-venturers of Grantor and (name of copyright owner if other than Grantor ) and the performers and other personnel in or associated with the Property and Licensees of rights relating to the Property, and the person or firm whose rights are being licensed hereunder and, where applicable, sponsors of the Property and their respective advertising agencies, and officers, directors, employees and agents of each of the foregoing and all persons connected with and or employed by them and each of them.

       Except for the rights licensed hereunder by Grantor to Distributor, Distributor hereby indemnifies and shall hold harmless the Indemnified Parties and each of them from and against the costs and expenses of any and all claims, demands, causes of action and judgments arising out of the unauthorized use of any patent, process, method or device or out of infringement of any copyright, trade name, patent or libel or invasion of the right of privacy, publicity, or other property right, or failure to perform, or any defect in or use of the Licensed Products, the infringement or breach of any other personal or property right of any person, firm or corporation by Distributor, its officers, employees, agents or anyone, directly or indirectly, acting by, through, on behalf of, pursuant to contractual or any other relationship with Distributor in connection with the preparation, manufacture, distribution, advertising, promotion and or sale of the Licensed Products and or any material relating thereto and or naming or referring to any performers, personnel, marks and or elements. With respect to the foregoing indemnity, Distributor shall defend and hold harmless Indemnified Parties and each of them at no cost or expense to them whatsoever, including but not limited to attorneys' fees and court costs. Grantor shall have the right but not the obligation to defend any such action or proceeding with attorneys of its own selection.

       (c)    Product Liability Insurance and Advertiser's Liability Insurance:
Distributor shall obtain or cause its subdistributors and licensees to obtain and maintain at its sole cost and expense throughout the term standard Product Liability Insurance and Advertiser's Liability Insurance, the form of which must be acceptable to Grantor, from a qualified insurance company licensed to do business in the State of Florida, naming Grantor and each and all the Indemnified Parties described in Subclause 10(b) above as additional named insureds, which policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failures to perform, alleged or otherwise, in the Licensed Products or any material used in connection therewith or any use thereof. The amount of coverage shall be a minimum of One Million Dollars ($1,000,000) combined single limit for each single occurrence for bodily injury and One Hundred Thousand Dollars ($100,000) for property damage on the Product Liability Insurance and minimums of Five Hundred Thousand Dollars\One Million Dollars ($500,000\$1,000,000) on the Advertiser's Liability Insurance. The policy shall provide for thirty (30) days' notice to Distributor and Grantor from the insurer by Registered Mail, return receipt requested, in the event of any modification, cancellation or termination. Distributor agrees to furnish Grantor a certified copy of the policy providing such coverage within thirty (30) days after the date of this Agreement and in no event shall Distributor manufacture, distribute or sell the Licensed Products prior to receipt by Grantor of such evidence of insurance.

       (d) No Grantor Warranty: Grantor makes no warranty or representation as to the amount of Gross Receipts the Distributor will derive hereunder. Grantor makes no warranty or representation concerning the quality of the Property or that production of the Property will be completed or that the Property will be released. Grantor shall not be under any obligation whatsoever to continue the distribution of the Property or to continue to use any element of the Property. If the Property is not completed, and release thereof not commenced in the United States within one (1) year after the date of this Agreement, by reason of fire, earthquake, labor dispute, lockout, strike, act of God or public enemy, any local, state, federal, national or international law, governmental order or regulation, or any other cause beyond Grantor's control, including but not limited to the death, illness or incapacity of the director or of any principal member of the cast of the Property, this Agreement shall terminate at the expiration of said one (1) year period and Grantor shall have no obligations whatsoever to Distributor.

11.    SPECIFIC UNDERTAKINGS OF THE PARTIES:

       (a) Grantor warrants, represents and agrees that: it has certain ownership rights in and has the right to grant licenses to utilize the names (including the name of the Property), characters, artists' portrayal of characters, likenesses and visual representations as included in the Property and to grant, the rights to the Property granted Distributor in this agreement.

       (b)    Distributor warrants, represents and agrees that:

              (i) it will manage the licensing process on a day-to-day basis including, but not limited to, supplying approved art work and style guides, supervising the approvals process working directly with Grantor's designated representatives, it make reasonable visits to retail locations, licensees and potential licenses and that is will attend the licensing shows and conventions reasonably necessary to fulfill its obligations to Grantor hereunder;

              (ii) it will not dispute the title of Grantor in and to the Property or any copyright or trademark pertaining thereto, nor will it attack the validity of the License granted hereunder.

              (iii) it will not harm, misuse or bring into dispute the Property or any part thereof;

              (iv) it will manufacture, sell and distribute the Licensed Products in an ethical manner and in accordance with the terms and intent of this Agreement;

              (v)    it will not create any expenses chargeable to Grantor;

              (vi) it will not enter into any agreement relating to the Property for commercial tie-ups or promotions or otherwise, with any person or entity engaged, in whole or in part, in the production of television, without the prior written consent of Grantor.

              (vii) it will cause to be manufactured, sell and distribute Licensed Products of a high standard and of such quality, style and appearance as shall be reasonably adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Property and the good will pertaining thereto; that such articles will be manufactured, packaged, sold and distributed and advertised in accordance with all applicable (whether national, federal, state, provincial or local) laws: and that the policy of sale, distribution and or exploitation by Distributor shall be of high standard and at the best advantage of the Property and that the same shall in no manner reflect adversely upon the good name of Grantor, or the Property.

12.    TERMINATION

       (a) If Distributor files a petition in bankruptcy or is adjudicated a bankrupt or if a petition in bankruptcy is filed against Grantor or if Distributor becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law or if Distributor discontinues its business or if a receiver is appointed for it or its business, the License granted hereunder, without notice, shall terminate automatically (upon the occurrence of any such event).

       (b) If Distributor shall violate any of its obligations or conditions under the terms of this Agreement, Grantor shall have the right to terminate the License herein granted upon fourteen days' notice in writing, and such notice of termination shall become effective, unless Distributor shall completely remedy the violation and satisfy Grantor that such violation has been remedied within the fourteen day period.

       (c) If the License granted hereunder is terminated in accordance with the provisions of Subclauses 12(a) or 12(b), all Gross Receipts theretofore accrued shall become due and payable immediately to the depository and Grantor shall not be obligated to reimburse Distributor for any payment theretofore paid by Distributor to Grantor.

13. FINAL STATEMENT UPON TERMINATION OR EXPIRATION: As soon as practical after termination or expiration of this Agreement, but in no event more than 30 days thereafter, Distributor shall deliver to Grantor a statement indicating the number and description of Licensed Products which Distributor has on hand (or in process of manufacture) as of (a) sixty (60) days prior to the end of the Term of this Agreement, or (b) fourteen days after receipt from Grantor of a notice terminating this Agreement (in the event no such notice was given, fourteen days after the occurrence of any event which terminates this Agreement) whichever shall be applicable.

14. EFFECT OF TERMINATION OR EXPIRATION: Upon expiration of the License granted hereunder or the earlier termination thereof, all rights granted to Distributor hereunder shall forthwith revert to Grantor, and Distributor thereafter, directly or indirectly, shall not use or refer to the Property or any name, character, trademark or designation which in Grantor's reasonable opinion is similar to the Property, in connection with the manufacture, sale or distribution of products of the Distributor. Distributor shall upon the expiration or termination turn over to Grantor all molds and other materials which reproduce the Licensed Products, or give Grantor satisfactory evidence of their destruction.

       Distributor hereby agrees that at the expiration or termination of this Agreement for any reason, Distributor will be deemed automatically to have assigned, transferred and conveyed to Grantor any and all copyrights, trademark or service mark rights, goodwill or other right, title or interest in and to the merchandising of the Property which may have been obtained by Distributor or which may have vested in Distributor in pursuance of any endeavors covered hereby. Distributor will execute, and hereby irrevocably appoints Grantor its attorney-in-fact (acknowledging that such power is coupled with an interest) to execute, if Distributor fails or refuses to do so, any instruments requested by Grantor to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual covenants and considerations of this Agreement. Also, upon expiration or termination of this Agreement, Grantor shall be free to license to others the right to use the Property in connection with the manufacture, sale and distribution of the Licensed Products.

15.    REMEDIES OF GRANTOR:

       (a) Distributor acknowledges that the failure of the Distributor to cease the manufacture, sale or distribution of Licensed Products except as herein permitted upon the expiration or earlier termination of the License granted hereunder or the failure of Distributor to fulfill its obligations specified as described in this Agreement, will result in immediate and irremediable damage to Grantor and to the rights of any other licensee of the Property. Distributor acknowledges that Grantor has no adequate remedy at law for any such failure referred to or referenced to in this Clause and in the event of any such failure, Grantor shall be entitled to equitable relief by way of temporary and permanent injunctions, in addition to such other further relief as any court of competent jurisdiction may deem just and proper.

       (b) If Grantor uses any remedy afforded by this Clause, Grantor shall not be deemed to have elected its remedy or to have waived any other rights or remedies available to it under this Agreement, or otherwise.

16. FORCE MAJEURE: Distributor shall be released from its obligations hereunder in the event that governmental regulations or conditions arising out of a state of national emergency or war, or causes beyond the control of Distributor render performance by Distributor hereunder impossible. The release of obligations under this Clause shall be limited to a delay in time for Distributor to meet its obligations for a period not to exceed three (3) months, and if there is any failure to meet such obligations after that period, Grantor shall have the absolute right to terminate this Agreement upon fourteen days' notice in writing. Such notice of termination shall become effective if Grantor does not completely remedy the violation within the same fourteen day period and satisfy Grantor that such failure has been remedied.

17. RESERVATION OF RIGHTS: Grantor reserves all rights pertaining to the Property, except as specifically granted herein to Distributor.

18.    NOTICES:

(a)      ALL NOTICES TO BE given to the parties shall be as follows:

If to Grantor:

                           Victory Distribution, Inc.
                          1000 Universal Studios Plaza
                                  Building 22A
                                Orlando, FL 32819

If to Distributor:

                           Stalwart Productions, Inc.
                           Naval Training Center (NTC)
                                  San Diego, CA

or at such other address as Grantor or Distributor shall designate in writing from time to time. All notices shall be in writing and shall either be served by Certified or Registered Mail Return Receipt Requested, or telegraph, all charges prepaid. Except as provided herein, such notices shall be deemed given when mailed or delivered to a telegraph office, all charges prepaid, except that notices of change of address shall be effective only after the actual receipt thereof.

19. WAIVER, MODIFICATION, ETC.: No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein. Grantor makes no warranties to Distributor except those specifically expressed herein.

20. NO PARTNERSHIP, ETC.: This Agreement does not constitute and shall not be construed as constituting an agency, a partnership or joint venture between Grantor and Distributor. Neither party hereto shall hold itself out contrary to the terms of this Clause, and neither Grantor nor Distributor shall become liable for any representation, act or omission of the other contrary to the provisions hereof. This contract shall not be deemed to give any right or remedy to any third party whatsoever unless said right or remedy is specifically granted by Grantor in writing to such third party.

21. AGREEMENT SUBJECT TO THIRD PARTY MATTERS: Distributor hereby acknowledges and agrees that Grantor does not represent the entity, Lightpoint Entertainment, Inc., ("Lightpoint") in connection with this Agreement, but that the obligations of Grantor under this Agreement shall be subject to contingent upon the resolution of any outstanding claims or disputes between Grantor, Susan Notarides and Lightpoint.

22. NON-ASSIGNABILITY: The license granted hereunder is and shall be personal to Distributor, and shall not be assignable by any act of Distributor or by operation of law. Distributor shall not have Licensed Products manufactured for Distributor by a third party unless Distributor first obtains Grantor's approval in writing and unless the third party enters into an agreement with Grantor not to supply Licensed Products to anyone other than Distributor. Any attempt by Distributor to grant sub-licenses or to assign or part with possession or control of the License granted hereunder or any of Distributor's rights hereunder without Grantor's prior written approval shall constitute a material breach of this Agreement. Grantor shall have the right to assign this Agreement, in which event Grantor shall be relieved of any and all obligations hereunder, provided such assignee shall assume this Agreement and all rights and obligations hereunder in writing.

23. GOVERNING LAW: This Agreement shall be deemed to have been made in, and shall be construed in accordance with the laws of the State of Florida, and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of Florida, applicable to contracts entered into and performed entirely therein, venue for any disputes under this Agreement shall be Orange County, Florida.

24. MISCELLANEOUS: This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof. No modification, amendment, waiver, termination or discharge of this Agreement, or of any of the terns or provisions hereof shall be binding upon either party hereto unless confirmed by a written instrument signed by Distributor and Grantor. No waiver by Grantor or Distributor of any term or provision of this contract or of any default hereunder shall affect the other's respective rights thereafter to enforce such terrn or provision or to exercise any right or remedy in the event of any other default whether or not similar. If any provision of this Agreement shall be held void, voidable, invalid, or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid, or inoperative provision had not been contained herein. Except as otherwise provided in this contract, all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy. This contract shall not be effective until signed by a duly authorized officer of Grantor and countersigned by a duly authorized officer of Distributor.

ACCEPTED AND AGREED:

VICTORY DISTRIBUTION, INC.                     STALWART PRODUCTIONS, INC.
"GRANTOR"                                      "DISTRIBUTOR"

By:                                            By:
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Its:                                           Its:
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